March 25, 2008

Mr. Jerrold Scher

Presidential Life Insurance Company

69 Lydecker Street

Nyack, New York 10960

Re:

Employment Terms

Dear Jerry:

This will confirm the agreement between Presidential Life Insurance Company (“Company”) and you regarding the terms of your employment by the Company effective January 1, 2008:

1.

Employment Title.  Your title will be Senior Vice President and Chief Actuary.

2.

Duties.  Your duties will be the same as you are performing now and such other duties as the Company may assign to you, consistent with your position.

3.

Salary.  Effective January 1, 2008, your salary will be $330,000 per year, payable in accordance with Company’s normal payroll procedures.

4.

Benefits.  You will receive the following employment benefits throughout the term of this Agreement:

-

Annual performance and salary reviews, although there are no guaranteed raises or bonuses.

-

Medical, dental and disability insurance benefits at the same level offered to other executive employees of the Company.

-

Vacation at the same rate available to all other employees of the Company with comparable years of service to the Company.

-

Participation in the Company’s contributory 401K Plan.

-

An option for 30,000 shares of Presidential Life Corporation at an option price of $16.67 per share.

Mr. Jerrold Scher

          March 25, 2008

Presidential Life Insurance Company

5.

Term.  The Initial Term of your employment will be three (3) years commencing January 1, 2008.  The Company will have an option, exercisable between October 1, 2009 and December 31, 2009, to extend the term two years to December 31, 2012 (the “Option Term”).  After the expiration of the Initial Term or the Option Term (if the option to extend the Initial Term is exercised by the Company), your employment will be “at will.”  Notwithstanding the foregoing, the Company may terminate you at any time for “cause.”  The definition of “cause” is:  (a) the refusal in bad faith by you to carry out specific written directions of (i) the President of the Company, or (ii) the Board of either the Company or Presidential Life Corp; (b) intentional fraud or dishonest action in your relations with the Company; (c) your conviction for any crime involving an act of significant moral turpitude; or (d) your becoming the subject of a governmental order prohibiting you from serving as either a principal financial officer of a public company or as an officer of a public company.

6.

Severance.  If you are terminated without cause by the Company at any time, you will receive, as a severance benefit, the greater of:  (i) the remaining salary and benefits due to you under this contract for the Initial Term, or (ii) two year’s salary at your then current rate of salary compensation.  You will not be entitled to receive any more than this amount even if the remaining employment term is longer than two years by virtue of the Company exercising its option to extend the Initial Term.  Severance will be paid in equal installments during the severance benefit period in accordance with the Company’s standard payroll procedures.

7.

Death or Disability.  Your employment will terminate upon your death.  Your estate will not be entitled to receive any continuation of your employment benefits or salary after your death, except as to any rights your family may have as to continuation of health insurance under applicable law.  In the event of your disability, your benefits will be determined solely based upon the Company’s long-term or short-term disability policies that may be in existence at the time of your disability.

Mr. Jerrold Scher

          March 25, 2008

Presidential Life Insurance Company

8.

Miscellaneous.  This represents our entire understanding with respect to the subject matter of your employment.  No change or modification shall be effective unless in writing and signed by the party to be charged with such change or modification.

Please confirm your agreement to these terms by signing a copy of this letter in the space provided below.

Sincerely,

/s/ Herbert Kurz

                        /s/ Donald Barnes

Herbert Kurz,

Donald Barnes,

President of Presidential

President and COO

Life Corp. and CEO of

of Presidential Life

          Presidential Life Insurance    Insurance Company

Company

Agreed:

/s/ Jerrold Scher

Jerrold Scher

4/14/08

_____________________

Date